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                                                                   Exhibit 14(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus of the Galaxy VIP Quality Plus Bond Fund (formerly, the Galaxy VIP High Quality Bond Fund), Galaxy VIP Asset Allocation Fund, Galaxy VIP Small Company Growth Fund and Galaxy VIP Money Market Fund (four of the portfolios constituting the Galaxy VIP Fund) and "Financial Statements" and "Auditors" in the Galaxy VIP Fund Statement of Additional Information and to the incorporation by reference therein of our report dated February 8, 2002 with respect to those financial statements and financial highlights included in the Galaxy VIP Fund Annual Report dated December 31, 2001, which Prospectus, Statement of Additional Information, and report are incorporated by reference in the Combined Prospectus/Proxy Statements included in this Registration Statement on Form N-14 of the SteinRoe Variable Investment Trust. We further consent to the reference to us under the heading "Representations and Warranties" in "Appendix A - Agreement and Plan of Reorganization" (paragraph 4.1(f)) in such Combined Prospectus/Proxy Statements.


                                                         ERNST & YOUNG LLP


Boston, Massachusetts
November 14, 2002